As filed the Securities and Exchange Commission on October 12, 2022

Registration No. 333-262290

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 9 TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOS HYDRATION INC.

(Exact name of registrant as specified in its charter)

Nevada	5149	46-1888700
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

SOS Hydration Inc.
4822 Sterling Drive Boulder, CO 80301
(303) 834-9170
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Agent for Service of Process

Cogency Global Inc.

1325 J Street, Suite 1550
Sacramento, CA 95814

(888) 600-9540

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Rowland W. Day II, Esq.	Barry I Grossman, Esq.
465 Echo Bay Trail	Sarah E. Williams, Esq.
Bigfork, MT 59911	Matthew Bernstein, Esq.
Phone: (949) 350-6500	Ellenoff Grossman & Schole LLP
rday@rdaylaw.com	1345 Avenue of the Americas
New York, NY 10105
Phone: (212) 370-1300
Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

EXPLANATORY NOTE

SOS Hydration Inc. is filing this Amendment No. 9 to its Registration Statement on Form S-1 (File No. 333-232558) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the exhibits index to the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

(a) Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Date	Form	Number	Filed or Furnished Herewith
1.1	Form of underwriting agreement	April 11, 2022	S-1/A	1.1
3.1	Articles of Incorporation of SOS Hydration Inc.	April 11, 2022	S-1/A	3.1
3.2	Bylaws of SOS Hydration Inc.	April 11, 2022	S-1/A	3.2
4.1	Form of common stock warrant issued to Selling Stockholders	April 11, 2022	S-1/A	4.1
4.2	Form of common stock warrant to be issued to investors in this offering	April 11, 2022	S-1/A	4.2
4.3	Form of common stock warrant to be issued to underwriter	April 11, 2022	S-1/A	4.3
4.4	Demand convertible promissory note with James Mayo dated May 2014	April 11, 2022	S-1/A	4.4
4.5	Shareholder loan agreement with Thomas Mayo dated May 2014	April 11, 2022	S-1/A	4.5
4.6	Stock purchase warrant issued to Mark Waller dated February 1, 2021	April 11, 2022	S-1/A	4.6
4.7	Loan agreement dated August 17, 2020, with Gemini Finance Corp.	April 11, 2022	S-1/A	4.7
4.8	Secured Promissory Note dated August 17, 2020 with Gemini Finance Corp.	April 11, 2022	S-1/A	4.8
4.9	Security agreement dated August 17, 2020 with Gemini Finance Corp.	April 11, 2022	S-1/A	4.9
4.10	Form of Senior Secured Note issued to bridge loan investors	April 11, 2022	S-1/A	4.10

4.11	Form of Security Agreement issued to bridge loan investors	April 11, 2022	S-1/A	4.11
4.12	Form of stock purchase warrant issued to 2021 unit offering investors	April 11, 2022	S-1/A	4.12
4.13	Form of SAFE (Simple Agreement for Future Equity) instrument	April 11, 2022	S-1/A	4.13
4.14	Form of SAFE conversion agreement	April 11, 2022	S-1/A	4.14
4.15	Stock purchase warrants issued to consultants (Feb/March, 2021)	April 11, 2022	S-1/A	4.15
4.16	Stock purchase warrant issued to KHBH, LLC, dated June 1, 2021	April 11, 2022	S-1/A	4.16
4.17	Form of Warrant for consultants (2022)	April 11, 2022	S-1/A	4.17
4.18	Form of Warrant Agency Agreement between the Company and Pacific Stock Transfer	April 11, 2022	S-1/A	4.18
4.19	Form of Warrant issued to investors (June 2022)	September 2, 2022	S-1/A	4.19
5.1	Opinion of Rowland Day II, Esq.				X
9.1	Form of Voting trust agreement between certain stockholders and James Mayo	April 11, 2022	S-1/A	9.1
10.1†	Executive Employment Agreement between the Registrant and its CEO, James Mayo, dated May 3, 2021	April 11, 2022	S-1/A	10.1†
10.2	Director Agreement dated February 1, 2021, with Mark Waller	April 11, 2022	S-1/A	10.2
10.3	Amendment to Director Agreement dated February 1, 2021, with Mark Waller	April 11, 2022	S-1/A	10.3
10.4	Consulting Agreement with Poppleton Partners dated June 1, 2021	April 11, 2022	S-1/A	10.4
10.5	Advisory agreement with KHBH, LLC, dated June 1, 2021	April 11, 2022	S-1/A	10.5
10.6	Lease agreement for Bramwood Colorado facility Lease agreement for Bramwood Colorado facility	April 11, 2022	S-1/A	10.6
10.7	Lease agreement for Boulder Colorado facility	April 11, 2022	S-1/A	10.7

10.8†	2013 Stock Incentive Plan and related form agreements	April 11, 2022	S-1/A	10.8†
10.9	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers	April 11, 2022	S-1/A	10.9
10.10	Employment agreement with Thomas Mayo, President	September 2, 2022	S-1/A	10.10
10.11	Common Stock and Warrant Purchase Agreement	September 2, 2022	S-1/A	10.11
10.12	Employment agreement with Victory Andrade, CFO	September 2, 2022	S-1/A	10.12
14.1	Code of Ethics	April 11, 2022	S-1/A	14.1
21.1	List of subsidiaries of SOS Hydration Inc.	April 11, 2022	S-1/A	21.1
23.1	Consent of M&K CPAS, PLLC	September 29, 2022	S-1/A	23.1
23.2	Consent of Rowland Day II, Esq., included in Exhibit 5.1				X
24.1	Power of attorney (included on the signature page to the registration statement)	September 2, 2022	S-1/A	24.1
99.1	Form of Audit Committee charter	April 11, 2022	S-1/A	99.1
99.2	Form of Compensation Committee charter	April 11, 2022	S-1/A	99.2
99.3	Form of Nominating and Corporate Governance Committee charter	April 11, 2022	S-1/A	99.3
107	Calculation of registration fee	September 29, 2022	S-1/A	107

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Boulder, State of Colorado, on October 12, 2022.

SOS Hydration Inc.

By:	/s/ James Mayo
James Mayo
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Mayo	Chief Executive Officer, Secretary, Chairman	October 12, 2022
James Mayo

/s/ Victor Andrade	Chief Financial Officer, principal accounting officer	October 12, 2022
Victor Andrade

/s/ *	President, Director	October 12, 2022
Thomas Mayo

/s/ *	Director	October 12, 2022
Blanca Lizaola-Mayo

/s/ *	Director	October 12, 2022
Robert Ludecke

/s/ *	Director	October 12, 2022
Margaret Carlson

/s/ *	Director	October 12, 2022
Rebecca Messina

/s/ *	Director	October 12, 2022
Matthew Mitchell

* By James Mayo, Attorney-in-fact